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Exhibit 99 - h(iii)

                               LETTER AGREEMENT
                       Investment Company Capital Corp.
                               One South Street
                              Baltimore, MD 21202



                                                                 March 28, 2001

Deutsche Investors Funds, Inc.
One South Street
Baltimore, MD 21202


RE: Administration Services Fee


Dear Sirs:

          In regards to the Administration Services Appendix to the Master Services Agreement dated September 1, 2000, as amended March 28, 2001 (the "Agreement") between Deutsche Investors Funds, Inc. (on behalf of Global Financial Services Fund, Global Biotechnology Fund and Global Technology Fund) and Investment Company Capital Corp. each party to the Agreement agrees the administration fee will be 0.15% of each Fund's average daily net assets.


                              Very truly yours,
                              INVESTMENT COMPANY CAPITAL CORP.

                              By:/s/Richard T. Hale
                                 ------------------
                              Name: Richard T. Hale
                              Title: President


                              ACCEPTED AND CONFIRMED:
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                              DEUTSCHE INVESTORS FUNDS, INC.

                              By:/s/Amy M. Olmert
                                 ----------------
                              Name: Amy M. Olmert
                              Title: Secretary